                                                                    EXHIBIT 10.1





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                TOM BROWN, INC.,

                             TBI ACQUISITION, INC.,

                             K N PRODUCTION COMPANY

                                      AND

                                K N ENERGY, INC.

                               TABLE OF CONTENTS

                                                                                                                      Page
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
I.  TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ------
         1.2     Effective Time of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ------------------------
         1.3     Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ----------------------------
         1.4     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ------
         1.5     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ----------------------
         1.6     Manner and Basis of Converting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -------------------------------------
         1.7     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -------------------------

II.  REPRESENTATIONS AND WARRANTIES OF TBI AND TBI ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1     Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -------------------------
         2.2     No Conflict With Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 --------------------------------
         2.3     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ---------
         2.4     Authorization for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------------------------
         2.5     TBI Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------
         2.6     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----------------------
         2.7     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------------
         2.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------------------
         2.9     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------------------------
         2.10    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------------------------------
         2.11    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------
         2.12    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -----------
         2.13    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------
         2.14    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -----------------
         2.15    Other Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------------
         2.16    Environmental Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------------------------------

III.  REPRESENTATIONS AND WARRANTIES OF KNPC AND KNE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.1     Organization and Standing; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------------------------------
         3.2     Capitalization of KNPC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------------------
         3.3     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------
         3.4     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------------------------------
         3.5     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------------
         3.6     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -------------------
         3.7     Inventories; Prepaid Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------------
         3.8     Condition of Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------------------------
         3.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------
         3.10    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------------------


         3.11    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------
         3.12    No Conflict With Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------------------
         3.13    KNPC Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------
         3.14    KNE Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------
         3.15    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ---------
         3.16    Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------
         3.17    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------
         3.18    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------------------
         3.19    Pension and Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------------------------------
         3.20    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------
         3.21    No Pending Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------------
         3.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------
         3.23    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------------------------
         3.24    Environmental Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------------------------------
         3.25    Bank Accounts and Powers of Attorney and Compensation of Employees . . . . . . . . . . . . . . . . .  14
                 ------------------------------------------------------------------

IV.  COVENANTS OF TBI AND TBI ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.1     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------
         4.2     Cause Conditions to be Satisfied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------------------------------
         4.3     Notice of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------------------

V.  COVENANTS OF KNPC AND KNE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.1     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------
         5.2     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -----------
         5.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------
         5.4     Notice of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------------
         5.5     Corporate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------------------
         5.6     Cause Conditions to be Satisfied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------------------------------
         5.7     Hiring Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------------

VI.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
         COMPLIANCE WITH SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.2     Restrictions on Transferability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------------------
         6.3     Restrictive Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------------------
         6.4     Notice of Proposed Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------------------------
         6.5     TBI Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------------------------

VII.  CONDITIONS TO TBI'S AND TBI ACQUISITION'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.1     Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----------------------------------------
         7.2     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------------
         7.3     Approvals of Governmental Authorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -------------------------------------
         7.4     No Adverse Proceedings or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------------------
         7.5     Consents and Actions; Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -------------------------------

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
         7.6     Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------
         7.7     Other Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------
         7.8     Execution of Limited Liability Company Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------------------------------------------
         7.9     Execution of Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------------------------------------
         7.10.   Filing of Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------------------------
         7.11    Delivery of Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------------------------

VIII.  CONDITIONS TO KNPC'S AND KNE'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.1     Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------------------------------------
         8.2     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------------------
         8.3     Approval of Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------------------------------------
         8.4     No Adverse Proceedings or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------------
         8.5     Consents and Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------
         8.6     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------
         8.7     Other Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------
         8.8     Execution of Limited Liability Company Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------------------------------
         8.9     Execution of Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------------------------
         8.10    Filing of Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------------------
         8.11    Delivery  of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------------------

IX. COVENANTS TO BE PERFORMED AFTER CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.1     Agreements to Survive Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------------------------
         9.2     Option to Purchase Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------------------------
         9.3     Standstill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------
         9.4     Reorganization Covenants and Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------------------------------------
         9.5     Preparation of Tax Returns; Responsibility for Taxes . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ----------------------------------------------------

X.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.1    Indemnification of TBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------------------
         10.2    Indemnification of KNE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------------------
         10.3    Threshold Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------------
         10.4    Survival of Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------------------
         10.5    Notice and Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------------
         10.6    Limitation on Indemnity Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------------------------------

XI.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

XII.  BROKERS AND ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

XIII.  FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

XIV.  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

XV.     TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

XVI.    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

XVII.   GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (this "Agreement"), dated January 31, 1996, by and among TOM BROWN, INC. ("TBI"), a Delaware corporation, TBI ACQUISITION, INC. ("TBI ACQUISITION"), a Delaware corporation and wholly owned subsidiary of TBI, K N ENERGY, INC. ("KNE"), a Kansas corporation, and
KN PRODUCTION COMPANY ("KNPC"), a Delaware Corporation and wholly owned subsidiary of KNE. TBI ACQUISITION and KNPC are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                                  WITNESSETH:

         TBI, TBI ACQUISITION, KNPC and KNE have reached an agreement for the merger of TBI ACQUISITION with and into KNPC (the "Merger") in accordance with the applicable provisions of the laws of the State of Delaware. TBI, TBI ACQUISITION, KNPC and KNE wish to enter into this definitive agreement setting forth the terms and conditions of the Merger.

         For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         For and in consideration of the foregoing and of the mutual covenants, agreements, representations and warranties hereinafter contained, TBI, TBI ACQUISITION, KNE and KNPC hereby agree as follows:

                      I.  TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms of this Agreement, on the Effective Date (as defined in Section 1.2), TBI ACQUISITION shall be merged with and into KNPC, and the separate existence of TBI ACQUISITION shall thereupon cease, all in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL"). KNPC shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Entity") and shall continue to be governed by the DGCL and the separate corporate existence of KNPC and all of its rights, privileges, immunities and franchises, public and private, and all of its duties and liabilities as a corporation organized under the DGCL, will continue unaffected by the Merger. All rights and obligations, and all assets and liabilities of TBI Acquisition, possessed by it at the Effective Date shall be transferred to, assumed by and vested in the Surviving Entity.

         1.2 Effective Time of Merger. Contemporaneously with the closing of the transactions contemplated by this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be agreed upon by TBI and KNE and set forth therein, being called the "Effective Date"). Notwithstanding the foregoing, the parties hereto agree that upon the filing of the Certificate of Merger, the transactions contemplated by this Agreement shall be deemed for all economic purposes to have been effective as of the close of business on December 31, 1995.

         1.3 Certificate of Incorporation. From and after the Effective Date, and until thereafter amended as provided by law, the Certificate of Incorporation of KNPC as in effect immediately prior to the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Entity; provided, however, Article First of the Certificate of Incorporation of KNPC shall be amended to change the name of the Surviving Entity to TBI Production Company.

         1.4 Bylaws. From and after the Effective Date, and until thereafter amended as provided by law, the Bylaws of KNPC as in effect immediately prior to the Effective Date shall continue to be the Bylaws of the Surviving Entity.

         1.5 Directors and Officers. On the Effective Date, the persons who are serving as the officers and directors of TBI ACQUISITION immediately prior to the Effective Date shall become the officers and directors, respectively, of the Surviving Entity. Such persons shall serve until their successors have been elected and qualified in accordance with law and the Certificate of Incorporation and Bylaws of the Surviving Entity.

         1.6     Manner and Basis of Converting Shares.

                 (a) On the Effective Date, the 100,000 issued and outstanding shares of common stock, $0.01 par value, of KNPC (the "KNPC Common Stock"), the same being all of the issued and outstanding shares of KNPC stock, and all of which is owned by KNE, shall, in the aggregate and by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1,000,000 shares of $1.75 Convertible Preferred Stock, Series A, $0.10 par value, of TBI (the "TBI Preferred Stock") having the terms set forth on Exhibit A attached hereto and 918,367 shares of common stock, $0.10 par value, of TBI (the "TBI Common Stock").

                 (b) On the Effective Date, the 10,000 issued and outstanding shares of common stock, $0.10 par value, of TBI ACQUISITION (the "TBI ACQUISITION Stock"), the same being all of the issued and outstanding shares of TBI ACQUISITION stock, and all of which is owned by TBI, shall, in the aggregate and by virtue of the Merger and without any action on the part of the holder thereof, be converted into an aggregate of 100,000 fully paid and nonassessable shares of the common stock, $0.01 par value, of the Surviving Entity.

                 (c) Any shares of KNPC capital stock held in the treasury of KNPC shall automatically be cancelled and no shares or other securities shall be issuable, and no cash shall be paid, with respect thereto.

                 (d) Immediately after the Effective Date and as a part of the Closing, KNE, as the sole owner and holder of all outstanding certificates theretofore representing all of the outstanding KNPC Common Stock, upon receipt by KNE of stock certificates registered in its name representing the TBI Preferred Stock and the TBI Common Stock, shall deliver such certificates representing all of the KNPC Common Stock to TBI (in proper form for transfer to TBI).

         1.7 Time and Place of Closing. A closing of the transactions contemplated hereby (the "Closing") shall take place at 9:00 o'clock A.M. on Wednesday, January 31, 1996, or as soon as practicable thereafter as the conditions set forth herein are satisfied or waived and contemporaneously with the filing of the Certificate of Merger, at the offices of KNE, 370 Van Gordon Street, Lakewood, Colorado, or at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date". At the Closing, the documents required to be delivered by the parties shall be exchanged (including properly endorsed stock certificates representing all of the KNPC Common Stock, the TBI Preferred Stock and the TBI Common Stock), and the Certificate of Merger will be executed, certified, acknowledged and filed as provided in Section 1.2.

         II.  REPRESENTATIONS AND WARRANTIES OF TBI AND TBI ACQUISITION

         TBI and TBI ACQUISITION each jointly and severally represent and warrant to KNPC and KNE as follows:

         2.1 Organization and Standing. TBI and TBI ACQUISITION are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have full corporate power to conduct their business as it is now being conducted. Copies of the Certificates of Incorporation and Bylaws of TBI and TBI ACQUISITION have been delivered to KNE, and such copies are complete and correct and in full force and effect on the date of this Agreement. TBI and TBI ACQUISITION are both duly qualified to do business and are in good standing as foreign corporations in all jurisdictions where the character of their properties or the nature of their activities makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect (as defined in Section 2.9 hereof) on the business or financial condition of TBI or TBI ACQUISITION.

         2.2 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, TBI's or TBI ACQUISITION's Certificates of Incorporation or Bylaws, any terms of any contracts or other instruments to which TBI or TBI ACQUISITION is a party, or any judgment, decree or order applicable to TBI or TBI ACQUISITION, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of TBI or TBI ACQUISITION.

         2.3 Authority. The execution, delivery and performance of this Agreement by TBI and TBI ACQUISITION have been duly authorized by their respective Boards of Directors, and this Agreement is a valid, legally binding and enforceable obligation of TBI and TBI ACQUISITION.

         2.4 Authorization for Shares. On the Closing Date the shares of TBI Preferred Stock and the shares of TBI Common Stock referred to in Section 1.6(a) of this Agreement will have been duly authorized and, when issued in the Merger, will have been legally and validly issued and will be fully paid and nonassessable and no stockholder of TBI will have any preemptive right of subscription or purchase in respect thereof. The shares of TBI Common Stock issuable upon conversion of the TBI Preferred Stock are duly authorized and reserved for issuance and, when issued in accordance with the terms of the TBI Preferred Stock, will be validly issued, fully paid, nonassessable and free of preemptive rights.

         2.5 TBI Reports. Since December 31, 1992, TBI has filed on a timely basis with the United States Securities and Exchange Commission (the "Commission") all forms, reports and documents required to be filed by it (collectively, the "TBI SEC Reports") pursuant to the federal securities laws and the Rules and Regulations (defined below), all of which have complied as of their respective filing dates in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations promulgated by the Commission thereunder (the "Rules and Regulations"), and none of the TBI SEC Reports, including without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TBI has heretofore delivered or made available to KNE, in the form filed with the SEC, all of the TBI SEC Reports.

         2.6 Consents and Approvals. Neither the execution and delivery of this Agreement by TBI or TBI ACQUISITION nor the consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Exchange Act, (ii) for notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for filing and recording of the Certificate of Merger pursuant to the DGCL and (iv) such consents as have been obtained or will be obtained prior to Closing.

         2.7     Capitalization.  TBI's authorized capital stock consists of
(i) 30,000,000 shares of common stock, $0.10 par value, per share, of which 21,114,144 were issued and outstanding as of January 1, 1996, and (ii) 2,500,000 shares of preferred stock, $0.10 par value per share, of which 1,000,000 shares were issued and outstanding as of January 1, 1996 (inclusive of the shares issued pursuant to the Merger). Since January 1, 1996, no shares of common stock of TBI have been issued except upon exercise of employee and director stock options or pursuant to employee benefit plans. As of January 1, 1996 there were outstanding options to purchase

1,610,350 shares of common stock of TBI and no options have been granted after January 1, 1996, except for options granted to employees and directors under existing stock option plans in the ordinary course of business. Except for such stock options and TBI's Shareholder Rights Plan, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating TBI to issue, transfer or sell any shares of capital stock of TBI. There are no voting trusts or other agreements or understandings to which TBI is a party with respect to the voting of capital stock of TBI.

         2.8 Financial Statements. The audited consolidated financial statements of TBI contained in the TBI SEC Reports were prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods covered by such statements ("GAAP"), and present fairly TBI's consolidated financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby.

         2.9 Absence of Certain Changes. Except as disclosed in TBI's SEC Reports (without further amendment), since September 30, 1995 there has not been any (i) change in the financial condition, results of operations or business of TBI and its subsidiaries, taken as a whole (except for changes due to general economic or industry-wide conditions) or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have an adverse effect of $1,000,000 or more (a "Material Adverse Effect") upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole.

         2.10 Absence of Undisclosed Liabilities. Neither TBI nor any subsidiary has any material indebtedness, liability or obligation, contingent or otherwise, of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as of September 30, 1995 (which is included in TBI's Form 10-Q Report for the interim period then ended) or otherwise disclosed in TBI's SEC Reports, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

         2.11 Compliance. Each of TBI and its subsidiaries has all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Material Adverse Effect upon the financial condition, business or operations of TBI. Neither TBI nor any subsidiary has violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Material Adverse Effect upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole, and, except as disclosed in the TBI SEC Reports, neither TBI nor any subsidiary has received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation. This
Section 2.11 shall not apply to any matters involving product registration, pollution control or environmental contamination or any matters arising under any Environmental Laws (as that term is defined in Section 2.16 hereof), which matters will be governed by Section 2.16 of this Agreement.

         2.12    Tax Matters.

         (a) All tax returns required to be filed by TBI and its subsidiaries before the date hereof with respect to any of their income, properties or operations, are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes required to have been paid in connection with such tax returns have been paid, except where the failure to so file or pay would not have a Material Adverse Effect upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole.

         (b) To TBI's knowledge, (i) there are no claims, investigations or assessments pending or threatened against TBI and its subsidiaries for any alleged deficiency in taxes, and (ii) there is no audit or investigation currently being conducted that could cause TBI or its subsidiaries to be liable for any taxes, which in any case would have a Material Adverse Effect upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole.

         (c) TBI and its subsidiaries have complied in all material respects with all tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold would not have a Material Adverse Effect upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole.

         (d) Neither TBI nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         (e) Neither TBI nor TBI ACQUISITION is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (f) Neither TBI nor TBI ACQUISITION is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) There is no intercorporate indebtedness existing between TBI and KNPC or between TBI ACQUISITION and KNPC that was issued or acquired or that will be settled at a discount.

         2.13 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of TBI, threatened against TBI or any of its subsidiaries, or any properties or rights of TBI or any of its subsidiaries, before any court, arbitrator, administrative, governmental or regulatory authority or body, domestic or foreign, that, in the event of an adverse decision or outcome, could reasonably be expected to have a Material Adverse Effect upon the financial condition, business or operations of TBI and its subsidiaries, taken as a whole.

         2.14 Title to Property. TBI and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except those reflected in the financial statements included in the TBI SEC Reports or in the notes to such financial statements, liens for taxes not yet due and payable, materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens and imperfections or charges arising in the ordinary course of business (i) if they have not been filed pursuant to law, (ii) if so filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate actions and such other liens or imperfections of title, if any, as are in the nature of customary defects expected to be encountered in the area involved and customarily acceptable to prudent operators and interest owners in the area and which do not materially detract from the value of or interfere with the present use of the property affected thereby (all of such liens, charges, encumbrances, imperfections and defects which are so permitted are herein called "Permitted Imperfections").

         2.15 Other Vote Required. No vote of the holders of any class or series of TBI's capital stock is necessary to approve the issuance of the TBI Preferred Stock or the TBI Common Stock in the Merger.

         2.16 Environmental Laws and Regulations. Except as disclosed in the TBI SEC Reports, TBI is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials as herein defined and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials (collectively, "Environmental Laws"). Except as disclosed in the TBI SEC Reports, TBI has not been alleged to be in violation of, or has not been subject to any administrative or judicial proceeding pursuant to Environmental Laws, either now or anytime during the past three years. There are no facts or circumstances known to TBI which TBI reasonably expects could form the basis for the assertion of any Charge (as defined below) against TBI relating to product registration, pollution control or environmental contamination including, but not limited to, any Charge arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below) or any other Environmental Law, which TBI believes might have a material adverse affect on the business, results of operations, financial condition or prospects of TBI.

         For purposes of this section, the following terms shall have the following meanings:

                 "Hazardous Materials" shall mean materials defined as "hazardous substances" or "hazardous waste" or "solid wastes" (including petroleum, petroleum products and oils) (i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, and any amendments thereto

         ("CERCLA"), (ii) the Resource Conservation and Recovery Act and any amendments thereto ("RCRA"), and (iii) any similar federal, state or local environmental statutes; and "Charge" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorney's fees and any other expenses incurred, assessed or sustained by or against TBI.

              III.  REPRESENTATIONS AND WARRANTIES OF KNPC AND KNE

         KNPC and KNE each hereby jointly and severally represent and warrant to TBI and TBI ACQUISITION as follows:

         3.1 Organization and Standing; Subsidiaries. KNE and KNPC are each corporations duly organized, validly existing and in good standing under the laws of the States of Kansas and Delaware, respectively, and have full corporate power to carry on their respective business as it is now being conducted and to own or hold under lease the properties and assets they now own or hold under lease. KNPC has no subsidiaries (GASCO, Inc., formerly a wholly owned subsidiary of KNPC, having been merged with and into KNPC, effective January 1, 1995). In addition, KNPC does not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or other ownership interest in any other business. Copies of the charter documents and bylaws of KNPC have been delivered to TBI, and such copies are complete and correct and in full force and effect. KNPC is duly qualified to do business in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary.

         3.2 Capitalization of KNPC. KNPC's entire authorized capital stock consists of 100,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially owned by KNE. All such shares of KNPC Common Stock have been duly and validly issued and are fully paid, non-assessable and free of any preemptive rights. KNE has good and defensible title to the KNPC Common Stock, free of liens, restrictions or encumbrances of any kind. Neither KNPC nor KNE is a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by KNPC.

         3.3 Financial Statements. KNPC has delivered to TBI copies of KNPC's unaudited financial statements for the fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994 and KNPC's unaudited financial statements for the ten month period ended October 31, 1995. These financial statements are true and complete in all material respects, have been prepared in accordance with GAAP, and present fairly the financial position and results of operations of KNPC at the dates of such statements and for the periods covered thereby.

         3.4 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the unaudited balance sheets (including the notes thereto) included within KNPC's financial statements referred to in
Section 3.3 of this Agreement or as disclosed in

Schedule 3.4, at the respective dates of such financial statements, KNPC had no material indebtedness, liability or obligation, contingent or otherwise, of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the KNPC balance sheet as of October 31, 1995, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

         3.5 Absence of Certain Changes. Since October 31, 1995, there has not been any (i) change in KNPC's financial position, results of operations, assets, liabilities, net worth or business of KNPC (except for changes due to general economic or industry-wide conditions) or (ii) other events or conditions of any character that, in either case, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect upon the financial condition, business or operations of KNPC.

         3.6 Accounts Receivable. The accounts receivable shown on the balance sheet contained in the October 31, 1995 financial statements of KNPC, or those accounts receivable thereafter acquired by KNPC, have been collected or are collectible in the normal course of business at the aggregate recorded amounts thereof less applicable reserves computed in accordance with past practice, and such reserves are adequate.

         3.7 Inventories; Prepaid Items. The inventories of KNPC shown on the balance sheet of KNPC as of October 31, 1995 and those shown on Schedule
3.7 hereto, or those inventories thereafter acquired by KNPC, consisted of items of a quality and quantity usable or salable in the normal course of business; the value of all inventory items which were obsolete or of below standard quality were, at the date of such balance sheets, written off or down to realizable market value, or adequate reserves were provided therefor; and the values at which such inventories are carried reflect KNPC's normal inventory valuation policy of stating inventories at cost or market, whichever is lower. The prepaid items shown as assets on such balance sheet are consistent with past practice and are stated at proper values.

         3.8 Condition of Tangible Assets. All facilities, equipment and other material items of tangible property and assets of KNPC are adequate, subject to routine maintenance, for the operations for which they are being used by KNPC; such facilities and equipment are in good repair and operating condition, normal wear and tear excepted, and are sufficient for KNPC to operate its business as it is currently being operated.

         3.9 Litigation. Except as set forth on Schedule 3.9 hereof, there is no litigation, proceeding or governmental investigation pending or, to the knowledge of KNPC or KNE, threatened against or relating to KNPC, its properties or businesses, or the transactions contemplated by this Agreement. Except as set forth on Schedule 3.9 hereof, KNPC is not subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it or KNE have knowledge. KNE agrees, represents and warrants that it will retain the obligation of defending KNPC in that certain suit styled Grynberg v. K N., et al, Cause No. 92 N 2000 in the United States District Court for Colorado (and any other litigation or regulatory proceedings arising therefrom) and will indemnify and hold TBI and KNPC harmless from any and all liability that may result from such suit.

         3.10 Intellectual Property. KNPC does not own or possess any trademarks, service marks, trade names, copyrights, licenses or franchises and none are necessary for the present and currently planned future conduct of its business.

         3.11 Compliance. KNPC has all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Material Adverse Effect upon the financial condition, business or operations of KNPC. Schedule 3.11 fairly and accurately summarizes and lists all material licenses, permits, approvals, authorizations and regulatory matters relating to the business or products of KNPC. KNPC has not violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Material Adverse Effect upon the financial condition, business or operations of KNPC, and, except as disclosed on Schedule 3.11, KNPC has not received any notice from any governmental or regulatory authority within three years of the date hereof of any such violation. This
Section 3.11 shall not apply to any matters involving product registration, pollution control or environmental contamination or any matters arising under any Environmental Laws (as that term is defined in Section 2.16 hereof), which matters will be governed by Section 3.24 of this Agreement.

         3.12 No Conflict With Other Documents. Except as shown on Schedule 3.12, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, KNPC's or KNE's Certificate of Incorporation or Bylaws, any terms of any contract or other instruments to which KNPC or KNE is a party, or any judgment, decree or order applicable to KNPC or KNE, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of KNPC or permit the termination or acceleration of the maturity of, any indebtedness for borrowed money of KNPC, or permit the termination of, or trigger a right of first refusal under, or cause the loss of any right or option under any instrument to which KNPC is a party or by which any of its property is bound.

         3.13 KNPC Authority. The execution, delivery and performance of this Agreement by KNPC has been duly authorized and approved by the Board of Directors of KNPC and this Agreement is a valid, legally binding and enforceable obligation of KNPC. This Agreement and the other transactions contemplated hereunder have been, or will be prior to the Closing, approved by KNE as the sole shareholder of KNPC, and all corporate authorizations required for consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing, received and will continue to be in full force and effect.

         3.14 KNE Authority. KNE has full power and authority to enter into this Agreement and to agree to the transactions contemplated hereby. This Agreement has been duly executed and delivered by KNE and constitutes a valid and legally binding and enforceable obligation of KNE.

         3.15 Contracts. Except as shown on Schedule 3.15 attached hereto (the "Contract Schedule"), KNPC is not a party to or subject to: (a) any employment contract with any officer, consultant, director, employee; (b) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or the like; (c) any contract or agreement with any labor union, (d) any lease (other than oil, gas and mineral leases) of real or personal property with a remaining term in excess of three months; (e) any agreement for the purchase, sale or other disposition of any materials, equipment, supplies or inventory, except individual purchases from or sales to customers pursuant to agreements having a term of less than three months and incurred in the ordinary course of business;
(f) any instrument creating a lien (other than Permitted Imperfections) or evidencing or related to indebtedness for borrowed money; (g) any franchise, distributorship or similar agreement; (h) any material contract containing covenants not to enter into or consummate the transactions contemplated hereby or which will be terminated or modified by the carrying out of such transactions; (i) any contract or agreement to provide services that are not terminable with less than thirty (30) days notice; or (j) any other material contract or agreement not of the type covered by any of the other specific items of this section. Except as shown on the Contract Schedule, each of the contracts, instruments and other documents described on the Contract Schedule is valid and in full force and effect, and a true and complete copy thereof has heretofore been delivered to TBI. Except as shown on the Contract Schedule, KNPC is not in default, or alleged to be in default, in any material respect under any of the contracts, instruments, obligations or other documents to which it is a party or by which it is bound. Except as shown on the Contract Schedule, the consummation of the transactions contemplated by this Agreement will not cause a default under, or provide any right of termination with respect to, any contract, instrument, obligation or other document to which KNPC or KNE is a party or by which either company is bound or permit the termination or acceleration of the maturity of, any indebtedness for borrowed money of KNPC, or permit the termination of, or trigger a right of first refusal under, or cause the loss of any right or option under any instrument to which KNPC is a party or by which any of its property is bound. Except as shown on the Contract Schedule, to the best of KNPC's and KNE's knowledge, no party which whom KNPC has an agreement is in default thereunder in any material respect.

         3.16    Customers.   Schedule 3.16 attached hereto is a true and
complete listing of the ten largest customers of KNPC for the fiscal year December 31, 1994 and for the ten months ended October 31, 1995. KNPC and KNE have received no notice and do not have knowledge, that any such customer will not continue to do business with KNPC at volumes consistent with past practices subsequent to the closing of the transactions contemplated by this Agreement.

         3.17 Tax Matters. All Federal, state and local tax returns required to be filed by KNPC have been duly filed, and all taxes, interest, penalties, assessments and/or deficiencies shown to be due on such returns or for which KNPC has received notices or assessments from applicable taxing authorities, have in all respects been paid or adequate provision for payment thereof has been made. The current provisions made for taxes on the balance sheets of KNPC contained in the financial statements referred to in Section 3.3 of this Agreement are sufficient for the payment of all unpaid federal, state, county, local and other taxes of KNPC which were due and owing as of the respective date of each such balance sheet. The consolidated Federal income tax returns of the affiliated group of companies of which KNE is the common parent have been audited by the Internal Revenue Service through 1985. No notices of deficiencies have been issued with respect to any year examined or not yet examined. KNE has entered into agreements extending the statute of limitations with respect to federal or state taxes, including the statute pertaining to KNPC.

         3.18 Title to Properties. KNPC has good and defensible title to all its properties and assets, real and personal (including those reflected in the balance sheet contained in the October 31, 1995 financial statements referred to in Section 3.3 of this Agreement, except as sold or otherwise disposed of in the ordinary course of business since October 31, 1995), in each case, free and clear of all liens, charges and encumbrances, except for such Permitted Imperfections. KNPC's ownership of its oil and gas properties is such that, with respect to any oil and gas property listed on Schedule 3.18 attached hereto (a) KNPC is entitled to receive a percentage share of the oil, gas and other hydrocarbons produced from or allocated to, such oil and gas property which is not less than the percentage share set forth on Schedule 3.18 in connection with such oil and gas property in the column headed "NRI" or (b) KNPC is not obligated to bear a percentage share of the cost of operation of such oil and gas property which is not greater than the percentage share set forth on Schedule 3.18 in connection with such oil and gas property in the column headed "WI" (unless the share of production from such oil and gas property to which KNPC is entitled is proportionately larger than the "NRI" shown for such oil and gas property on Schedule 3.18).

         3.19 Pension and Employee Benefit Plans. KNPC has no employees and no plans in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan. All severance benefits payable to employees of KNE or others performing services for KNPC as of the date of Closing shall be the sole responsibility of KNE.

         3.20 Insurance. Schedule 3.20 attached hereto summarizes completely and accurately the insurance currently carried by KNE and KNPC in respect of the properties and operations of KNPC, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by KNPC. Such insurance continues to be in full force and effect, and KNPC is in compliance with all materials requirements and provisions thereof. Except as set forth on such schedule, none of the insurance carried by KNPC is subject to any retroactive rate or audit adjustments, or co-insurance arrangements. True and correct copies of all insurance policies relating to such coverage have been provided by KNPC to TBI.

         3.21 No Pending Transactions. Except for the transactions contemplated by this Agreement and those disclosed on Schedule 3.21 hereto, KNPC is not a party to or bound by or the subject of any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person, or (ii) to sell, lease or exchange any of its property and assets to any other corporation or person other than transactions which are in the ordinary course of business. Except for the transactions contemplated by this Agreement, KNE is not a party to or bound by or the subject of any agreements, undertaking or commitment to sell or otherwise transfer any of the KNPC Common Stock.

         3.22 Disclosure. No representation or warranty made by KNPC or KNE in this Agreement and no written statement contained in any certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to TBI or hereafter required to be furnished to TBI, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of KNE and KNPC, all information relating to the historical and prospective financial position, results of operations, assets and business of KNPC which is or would be material (based on standards applied under the Securities Act, the Exchange Act and the Rules and Regulations) to the conversion and transfer of KNPC Common Stock has been provided by KNPC and KNE to TBI.

         3.23 Transactions with Affiliates. KNPC is not a party to any transaction with any (i) current or former officer, director, shareholder or employee of KNPC or KNE, or (ii) any parent, spouse, child, brother, sister or other family member of any such officer, director, shareholder or employee;
(iii) any corporation, partnership or other entity of which any such officer, director, shareholder or employee or any such family member is an officer, director, partner, trustee or greater than 10% shareholder (based on percentage ownership of voting stock or other voting interest) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act) including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

         3.24    Environmental Laws and Regulations.  Except as disclosed on
Schedule 3.24 attached hereto, KNPC is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials as herein defined and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed on Schedule 3.24 attached hereto, KNPC has not been alleged to be in violation of, or has not been subject to any administrative or judicial proceeding pursuant to any Environmental Law, either now or at any time during the past three years. Except as disclosed on Schedule 3.24 attached hereto, there are no facts or circumstances known to KNE or KNPC which KNE or KNPC reasonably expect could form the basis for the assertion of any Charge (as defined below) against KNPC relating to product registration, pollution control or environmental contamination, including, but not limited to, any Charge arising under CERCLA (as defined in Section 2.16 hereof) and RCRA (as defined in Section 2.16 hereof), or any other Environmental Law, which KNPC believes might have a material adverse effect on the business, results of operations, financial condition or prospects of KNPC.

         For purposes of this Section, the term "Charge" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorney's fees and any other expenses incurred, assessed or sustained by or against KNPC.

         3.25    Bank Accounts and Powers of Attorney.  Set forth in Schedule
3.25 attached hereto is an accurate and complete list showing the name and address of each bank or financial institution in which KNPC has an account or safe deposit box, the persons authorized to draw thereon or to have access thereto, and the names of all persons, if any, holding powers of attorney from KNPC and a summary statement of the terms thereof.

                   IV.  COVENANTS OF TBI AND TBI ACQUISITION

         TBI and TBI ACQUISITION jointly and severally covenant to KNPC and KNE except as otherwise consented to in writing by KNE after the date of this Agreement, as follows:

         4.1 Consents. TBI and TBI ACQUISITION will take all necessary corporate or other action and use their respective best efforts to complete all filings and obtain all governmental and other consents and approvals required for consummation of the transactions contemplated by this Agreement, including, specifically, any filings required to comply with the requirements of the HSR Act.

         4.2 Cause Conditions to be Satisfied. TBI and TBI ACQUISITION will use their best efforts to cause all of the conditions described in Articles VII and VIII of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

         4.3 Notice of Litigation. TBI and TBI ACQUISITION will provide written notice to KNE of any litigation, proceeding or governmental investigation which arises, or to the knowledge of TBI or TBI ACQUISITION, is threatened or in process, after the date of this Agreement and prior to the Closing, against or relating to the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to TBI or TBI ACQUISITION with respect to such litigation, proceeding or investigation.

                         V.  COVENANTS OF KNPC AND KNE

         KNPC and KNE jointly and severally covenant to TBI and TBI ACQUISITION except as otherwise consented to in writing by TBI after the date of this Agreement, as follows:

         5.1 Conduct of Business. After the date of this Agreement and on or prior to the date of the Closing, KNPC (a) will conduct its business only in the ordinary course; (b) will not enter into or agree to enter into or adopt any employee pension, profit-sharing, retirement, insurance, incentive compensation, severance or similar plan, agreement or arrangement, or enter into any employment contracts; (c) shall not, other than in the customary and ordinary course of business, incur any liability for borrowed money, encumber any of its assets or enter into any agreements relating to the incurrence of additional debt; (d) will use its best efforts to preserve its business organization intact, to keep available the service of its officers, and independent contractors and the employees of KNE providing services to KNPC and to preserve the goodwill of suppliers, customers and others doing business with it; (e) will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of, or otherwise, any business or any corporation, partnership, association or other business organization or division thereof; (f) will not enter into or amend any contract or agreement with any labor union or any lease of real estate or personal property other than oil, gas and mineral leases and other leases entered into or amended in the ordinary course of business in a manner consistent with past practices calling for yearly lease payments not in excess of $10,000; (g) will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (h) will not compromise or write-off any material account receivable other than by collection of the full recorded amount thereof; (i) will not change its Certificate of Incorporation or bylaws; (j) will not change the number of shares or terms of its authorized, issued or outstanding capital stock, nor enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (k) will not declare or make any dividend or other distribution or payment in respect of its capital stock; provided, however, and notwithstanding anything in the foregoing to the contrary, KNPC may, prior to the Closing, distribute to KNE or other designees of KNE the assets described on Schedule 5.1 hereof.

         5.2 Information. KNPC will give TBI and to TBI's officers, accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments and records of KNPC and all such information concerning KNPC and its business and properties as TBI may reasonably request.

         5.3 Consents. KNPC and KNE will take all necessary corporate or other action and use their respective best efforts to complete all filings and obtain all governmental and other consents and approvals required for consummation of the transactions contemplated by this Agreement, including, specifically, any filings required to comply with the requirements of the HSR Act.

         5.4 Notice of Litigation. KNE and KNPC will provide written notice to TBI of any litigation, proceeding or governmental investigation which arises, or to the knowledge of KNPC or KNE, is threatened or in process, after the date of this Agreement and prior to the Closing, against or relating to KNPC, its properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to KNE or KNPC with respect to such litigation, proceeding or investigation.

         5.5 Corporate Transactions. During the term of this Agreement, neither KNPC nor KNE will seek the affiliation of KNPC with any entity other than TBI and neither will negotiate or entertain any offer with respect to the sale of part or all of the capital stock of KNPC or any of KNPC's assets. During the term of this Agreement, neither KNPC nor KNE will authorize or permit any officer, director or employee of KNE or KNPC to, or any investment banker, attorney, accountant or other representative retained by KNPC or KNE to, solicit or encourage

(including by way of furnishing information) any inquiries or the making of any proposal that may reasonably be expected to lead to the acquisition of part or all of KNPC's capital stock or substantially all of its assets by any person other than TBI. During the term of this Agreement, KNPC promptly will advise TBI orally, followed by written confirmation, of any such inquiries or proposals.

         5.6 Cause Conditions to be Satisfied. KNPC and KNE will use their best efforts to cause all of the conditions described in Articles VII and VIII of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

         5.7 Hiring Employees. KNE will use its reasonable efforts to assist TBI in hiring such of the present oil and gas employees of KNE as TBI shall make known to KNE.

              VI.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

         6.1 Definition. As used in this Article VI, the term "Holder" shall mean KNE and any other party holding certificates representing shares of the TBI Preferred Stock or the TBI Common Stock or any other securities of TBI issued in connection therewith or in respect thereof.

         6.2 Restrictions on Transferability. The TBI Preferred Stock and the TBI Common Stock shall not be sold, assigned, transferred or pledged except pursuant to a registration statement prepared and filed with the Commission pursuant to the Securities Act or upon satisfaction of the conditions specified in this Article VI, which conditions are intended to ensure compliance with the provisions of the Securities Act. KNE will cause any proposed purchaser, assignee, transferee, or pledgee of the TBI Preferred Stock or the TBI Common Stock to agree to take and hold such securities subject to the provisions and conditions of this Article VI, unless the TBI Preferred Stock or the TBI Common Stock is being distributed pursuant to a registration statement prepared and filed with the Commission pursuant to the Securities Act.

         6.3 Restrictive Legend. Each certificate representing (i) the TBI Preferred Stock or the TBI Common Stock and (ii) any other securities issued in respect of the TBI Preferred Stock or the TBI Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6.4 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any other legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS TOM BROWN, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING

         THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION, QUALIFICATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT OR STATE SECURITIES LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON THE TRANSFER AND DISPOSITIONS THEREOF CONTAINED IN SECTION 6.4 OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JANUARY 31, 1996, BY AND AMONG TOM BROWN, INC., TBI ACQUISITION, INC., K N ENERGY, INC. AND K N PRODUCTION COMPANY. COPIES OF THE AGREEMENT COVERING THE ACQUISITION OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TOM BROWN, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF TOM BROWN, INC.

         KNE and each Holder consent to TBI's making a notation on its records and giving instructions to any transfer agent of the TBI Preferred Stock or the TBI Common Stock in order to implement the restrictions on transfer established in this Article VI.

         6.4 Notice of Proposed Transfers. KNE and the Holder of each certificate representing TBI Preferred Stock or TBI Common Stock, by acceptance thereof, agree to comply in all respects with the provisions of this Section
6.4. Prior to any proposed sale, assignment, transfer or pledge of any TBI Preferred Stock or TBI Common Stock (other than transfers not involving a change in beneficial ownership) unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to TBI of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at KNE's or such Holder's expense, by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to TBI and addressed to TBI, to the effect that the proposed transfer of the TBI Preferred Stock or TBI Common Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such TBI Preferred Stock or TBI Common Stock shall be entitled to transfer such TBI Preferred Stock or TBI Common Stock in accordance with the terms of the notice delivered by the Holder to TBI or (iii) other evidence of compliance with the Securities Act acceptable to TBI. Unless such transfer is made pursuant to Rule 144 under the Securities Act each certificate evidencing the TBI Preferred Stock and the TBI Common Stock transferred as above provided shall be stamped or imprinted with the legend set forth in Section 6.3 above, except that any such certificate shall not bear such legend if in the opinion of counsel for KNE or such Holder and TBI such legend is not required in order to establish compliance with the Securities Act.

         6.5 TBI Investment Representations. TBI represents and warrants that it is acquiring the KNPC Common Stock for investment and not with a view to the public distribution thereof and agrees that any future distribution thereof will be in compliance with all applicable securities laws.

          VII.  CONDITIONS TO TBI'S AND TBI ACQUISITION'S OBLIGATIONS

         Unless waived by TBI and TBI ACQUISITION in writing in their sole discretion, all obligations of TBI and TBI ACQUISITION under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         7.1 Representations, Warranties and Covenants. The representations and warranties of KNPC and KNE contained in Article III of this Agreement shall be true at and as of the Closing Date, and shall be deemed made again at and as of such date and be true as so made again; KNPC and KNE shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

         7.2 Opinion of Counsel. KNPC and KNE shall have delivered to TBI a favorable opinion of their counsel, Martha Wyrsch, Esquire, dated the Closing Date, in form and substance satisfactory to TBI and its counsel, to the effect that: (a) each of KNE and KNPC is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease; (b) KNPC is duly qualified to do business in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary and where the failure to qualify would be materially adverse to KNPC; (c) the authorized, issued and outstanding capital stock of KNPC is as set forth in Section 3.2 of this Agreement, and each of the issued and outstanding shares of KNPC Common Stock has been duly authorized and issued and is fully paid and non-assessable; (d) the execution, delivery and performance of this Agreement and all other documents to be executed by KNE and KNPC in connection with this Agreement (the "KNPC Documents") have been duly authorized and approved by all requisite action of the Board of Directors of KNE and KNPC and KNE as the sole shareholder of KNPC, and this Agreement and all other KNPC Documents have been duly executed and delivered by KNE and KNPC and constitute valid and legally binding obligations of KNE and KNPC; (e) the execution and delivery of this Agreement and the other KNPC Documents did not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has knowledge, to which KNE or KNPC may be a party or by which either of them is bound; (f) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding pending or threatened against or affecting KNPC, KNE or any of their respective businesses or properties or the consummation of the transactions contemplated hereunder; (g) all regulatory and governmental approvals, consents and filings required of KNPC or KNE for the consummation of the transactions contemplated by this Agreement or any of the other KNPC Documents have been obtained or made, and, to the best knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; and (h) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as TBI may reasonably request.

         7.3 Approvals of Governmental Authorities. All governmental approvals necessary or advisable in the opinion of TBI's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the judgment of TBI, is unduly burdensome.

         7.4 No Adverse Proceedings or Events. No suit, action or any other proceeding against KNE, KNPC, TBI or TBI ACQUISITION, or their respective officers or directors, shall have been instituted and resulted in entry of a court order (which has not subsequently been dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement. No suit, action or other proceeding against KNE, KNPC, TBI or TBI ACQUISITION, or their respective officers or directors, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         7.5 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which KNPC and KNE have covenanted to use their best efforts to obtain and take under Section 5.3 hereof shall have been obtained and completed or any waiting period required in connection therewith shall have expired. All material contracts and agreements of KNPC, including, without limitation, all contracts and agreements listed on the Contract Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

         7.6 Certificate. KNPC and KNE shall have delivered to TBI a Certificate or Certificates dated the Closing Date, in form and substance satisfactory to TBI and its counsel, certifying that the representations and warranties of KNPC and KNE contained in this Agreement are true and correct on and as of the Closing Date.

         7.7 Other Evidence. TBI shall have received from KNPC and KNE such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and shareholder of KNPC, as TBI reasonably shall request.

         7.8 Execution of Limited Liability Company Agreement. The Limited Liability Company Agreement attached hereto as Exhibit B shall be executed and delivered on behalf of both KNE and TBI.

         7.9 Execution of Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit C shall be executed and delivered on behalf of KNE and TBI.

         7.10. Filing of Certificate of Merger. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, the DGCL.

         7.11 Delivery of Stock Certificates. The certificates representing all of the outstanding KNPC Common Stock shall be delivered to TBI in proper form for transfer to TBI and the certificates registered in the name of KNE representing all of the TBI Preferred Stock and the TBI Common Stock shall be delivered to KNE.

               VIII.  CONDITIONS TO KNPC'S AND KNE'S OBLIGATIONS

         Unless waived by KNPC and KNE in writing in their sole discretion, all obligations of KNPC and KNE under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.1 Representations, Warranties and Covenants. The representations and warranties of TBI and TBI ACQUISITION contained in Article II of this Agreement shall be true at and as of the Closing Date, and shall be deemed made again at and as of such date and be true as so made again; TBI and TBI ACQUISITION shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

         8.2 Opinion of Counsel. TBI and TBI ACQUISITION shall have delivered to KNE a favorable opinion of their counsel, Lynch, Chappell & Alsup, dated the Closing Date, in form and substance satisfactory to KNE and its counsel, to the effect that: (a) each of TBI and TBI ACQUISITION is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease; (b) TBI is duly qualified to do business in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary and where the failure to qualify would be materially adverse to TBI and its subsidiaries, taken as a whole; (c) the authorized, issued and outstanding capital stock of TBI is as set forth in Section 2.7 of this Agreement , and each of the issued and outstanding shares of common stock of TBI has been duly authorized and issued and is fully paid and nonassessable; (d) The execution, delivery and performance of this Agreement and all other documents to be executed by TBI and TBI ACQUISITION in connection with this Agreement (the "TBI Documents") have been duly authorized and approved by all requisite action of the Boards of Directors of TBI and TBI ACQUISITION and this Agreement and all other TBI Documents have been duly executed and delivered by TBI and TBI ACQUISITION and constitute valid and legally binding obligations of TBI and TBI ACQUISITION; (e) the shares of TBI Preferred Stock and the shares of TBI Common Stock referred to in Section 1.6 of this Agreement have been duly authorized and, when issued and delivered in accordance with and pursuant to the Merger, will have been legally and validly issued and will be fully paid and nonassessable and no stockholder of TBI will have any preemptive right of subscription or purchase in respect thereof; (f) the shares of TBI Common Stock issuable upon conversion of the TBI Preferred Stock are duly authorized and reserved for issuance and, when issued in accordance with the terms of the TBI Preferred

Stock, will be validly issued, fully paid, nonassessable and free of preemptive rights; (g) the execution and delivery of this Agreement and the other TBI Documents did not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has knowledge, to which TBI or TBI ACQUISITION may be a party or by which either of them is bound; (h) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding, pending or threatened against or affecting TBI or TBI ACQUISITION or any of their respective businesses or properties or the consummation of the transactions contemplated hereunder, (i) all regulatory and governmental approvals, consents and filings required of TBI or TBI ACQUISITION for the consummation of the transactions contemplated by this Agreement or any of the other TBI Documents have been obtained or made, and, to the best knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; and (j) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as KNE may reasonably request.

         8.3 Approval of Governmental Authorities. All governmental approvals necessary or advisable in the opinion of KNE's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the judgment of KNE, is unduly burdensome.

         8.4 No Adverse Proceedings or Events. No suit, action or other proceeding against TBI, TBI ACQUISITION, KNPC or KNE, or their respective officers or directors, shall have been instituted and resulted in entry of a court order (which has not subsequently been dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement. No suit, action or other proceeding against TBI, TBI ACQUISITION, KNPC or KNE, or their respective officers or directors, shall be threatened or pending before any court of governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         8.5 Consents and Actions. All requisite consents of any third parties and other actions which TBI and TBI ACQUISITION have covenanted to use their best efforts to obtain and take under Section 4.1 of this Agreement shall have been obtained and completed or any waiting period required in connection therewith shall have expired.

         8.6 Certificates. TBI and TBI ACQUISITION shall have delivered to KNPC and KNE a Certificate or Certificates dated the Closing Date, in form and substance satisfactory to KNPC and KNE and their counsel, certifying that the representations and warranties of TBI and TBI ACQUISITION contained in this Agreement are true and correct on and as of the Closing Date.

         8.7 Other Evidence. KNPC and KNE shall have received from TBI and TBI ACQUISITION such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors of TBI and TBI ACQUISITION, as KNPC and KNE reasonably shall request.

         8.8 Execution of Limited Liability Company Agreement. The Limited Liability Company Agreement attached hereto as Exhibit B shall be executed and delivered on behalf of both KNE and TBI.

         8.9 Execution of Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit C shall be executed and delivered on behalf of KNE and TBI.

         8.10 Filing of Certificate of Merger. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware, in such form as required by , and executed in accordance with, the relevant provisions of, the DGCL.

         8.11 Delivery of Stock Certificates. The certificates representing all of the outstanding KNPC Common Stock shall be delivered to TBI in proper form for transfer to TBI and the certificates registered in the name of KNE representing all of the TBI Preferred Stock and the TBI Common Stock shall be delivered to KNE.

                  IX. COVENANTS TO BE PERFORMED AFTER CLOSING

         9.1 Agreements to Survive Closing. The Limited Liability Company Agreement between TBI and KNE in the form of Exhibit B attached hereto and the Registration Rights Agreement in the form of Exhibit C attached hereto shall each survive the Closing. Notwithstanding the provisions of Article XI hereof. The representations, warranties and agreements made by the parties to this Agreement in this Article IX shall all survive the Closing.

         9.2 Option to Purchase Properties. TBI hereby grants to KNE the right to purchase any KNPC properties or interests, the production from which qualifies for the production tax credit granted under Section 29 of the Code, at a price to be determined based on the calculations set forth on Exhibit D attached hereto, reflecting future estimated production and cash flows from such KNPC properties or interests. Such right shall be exercised by notice in writing given by KNE to TBI on or before June 30, 1996 and shall be consummated as soon after the giving of such notice as is practicable

         9.3 Standstill. Unless waived in writing by TBI, during the period commencing on the Effective Date and ending on the third anniversary thereof, neither KNE nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) shall:

         (a) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any assets (except as contemplated by Section 9.2 of this Agreement and by the Limited Liability Company Agreement executed pursuant to Sections 7.8 and 8.8 of this Agreement) or businesses or any additional securities issued by TBI, or any rights or options to acquire such ownership (including from a third party); or

         (b) contest any election of directors by the stockholders of TBI (except as otherwise provided by the Certificate of Designations, Powers, Preferences and Rights of the TBI Preferred Stock), provided that if all cumulative dividends on the TBI Preferred Stock have not been declared and paid by TBI as they accumulate, then KNE and its affiliates may contest any election of directors by the shareholders of TBI; or

         (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

         Such restrictions shall not prevent the sale of the common stock of TBI underlying the TBI Preferred Stock or the sale of the TBI Common Stock held by KNE pursuant to Rule 144 under the Securities Act or any registration statement under the Securities Act in which such securities are included pursuant to the registration rights granted to KNE by TBI pursuant to the Registration Rights Agreement referred to in Sections 7.9 and 8.9 of this Agreement.

         9.4     Reorganization Covenants and Representations:

         (a) Following the Merger, the Surviving Entity will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of TBI ACQUISITION's net assets and at least 70 percent of the fair market value of TBI ACQUISITION'S gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KNPC or TBI ACQUISITION to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by KNPC will be included as assets of KNPC or TBI ACQUISITION, respectively, immediately prior to the Merger.

         (b) The Surviving Entity has no plan or intention to issue additional shares of its stock that would result in TBI's losing control of the Surviving Entity within the meaning of Section 368(c) of the Code.

         (c) TBI has no plan or intention to reacquire any of the TBI Common Stock or TBI Preferred Stock issued in the Merger.

         (d) TBI has no plan or intention to liquidate the Surviving Entity, to merge the Surviving Entity with or into another corporation, to sell or otherwise dispose of the stock of the Surviving Entity, or to cause the Surviving Entity to sell or otherwise dispose of any of its assets or of any of the assets acquired from TBI ACQUISITION except for dispositions made in the ordinary course of business.

         (e) TBI ACQUISITION will have no liabilities assumed by the Surviving Entity and will not transfer to the Surviving Entity any assets subject to liabilities in the Merger.

         (f) Following the Merger, the Surviving Entity will continue its historic business or use a significant portion of its historic business assets in a business.

         9.5     Preparation of Tax Returns; Responsibility for Taxes.

         (a) KNE shall cause to be included in the consolidated federal income tax returns (and the state income tax returns of any state that permits consolidated, combined or unitary income tax returns, if any) of the KNE affiliated group for all periods ending on or before the Effective Date, all items of income, gain, loss, deduction and credit and other tax items ("Tax Items") of KNPC which are required to be included therein, shall file timely all such tax returns with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all taxes due with respect to the periods covered by such tax returns. At or prior to the Closing, KNE shall cause KNPC to distribute to KNE the amount reflected as a liability for such taxes on the financial statements of KNPC as of and for the period ended December 31, 1995, to the extent not previously distributed to KNE.

         (b) With respect to any state income tax return covering a taxable period ending on or before the Effective Date that is required to be filed after the Closing Date with respect to KNPC that is not described in paragraph
(a) above, KNE shall cause such tax return to be prepared, shall cause to be included in such tax return all Tax Items required to be included therein, shall timely submit to TBI for filing such tax return with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all taxes due with respect to the period covered by such tax return. At or prior to the Closing, KNE shall cause KNPC to distribute to KNE the amount reflected as a liability for such taxes on the financial statements of KNPC as of and for the period ended December 31, 1995, to the extent not previously distributed to KNE.

         (c) With respect to any tax return of KNPC not described in paragraph (a) or (b) above, TBI shall cause such tax return to be prepared, shall cause to be included in such tax return all Tax Items required to be included therein, shall file timely such tax return with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all taxes due with respect to the period covered by such tax return. KNE shall determine (by an interim closing of the books as of the Effective Date except for ad valorem taxes which shall be prorated on a daily basis) the portion of the tax due with respect to the period covered by such Tax Return which is attributable to the portion of such taxable period ending the Effective Date. If the amount of tax so determined to be attributable to the portion of such taxable period ending on December 31, 1995 exceeds the amount reflected as a liability for such tax on the financial statements of KNPC as of and for the period ended December 31, 1995, KNE shall pay to TBI the amount of such excess tax not less than 5 days prior to the due date of such Tax Return.

         (d) Notwithstanding anything to the contrary herein, any franchise tax paid or payable with respect to KNPC shall be allocated to the taxable period during which the right to do business obtained by the payment of such franchise tax relates, regardless of whether such franchise tax is measured by income, operations, assets or capital relating to another taxable period. With respect to any franchise tax so allocated to the taxable period ended December 31, 1995: (i) the amount of such franchise tax shall be prorated on a daily basis between the portion of such taxable period ending on December 31, 1995 and the remaining portion of such taxable period, and (ii) if the amount of such franchise tax paid or provided for as of December 31, 1995 exceeds the amount so prorated to the portion of such taxable period ending as of December 31, 1995, the excess amount shall be paid by KNPC to KNE.

         (e) Any tax return to be prepared pursuant to the provisions of this Section 9.5 shall be prepared in a manner consistent with practices followed in prior years with respect to similar tax returns, except for changes required by changes in law or fact.

         (f) KNE shall grant to TBI (or its designees) access at all reasonable times to all of the information, books and records relating to KNPC within the possession of KNE (including workpapers and correspondence with taxing authorities), and shall afford TBI (or its designees) the right (at TBI's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit TBI (or its designees) to prepare tax returns and to conduct negotiations with tax authorities.

         (g) TBI shall grant or cause KNPC to grant to KNE (or its designees) access at all reasonable times to all of the information, books, records relating to KNPC within the possession of TBI and KNPC (including workpapers and correspondence with taxing authorities), and shall afford KNE (or its designees) the right (at KNE's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit KNE (or its designees) to prepare tax returns and to conduct negotiations with taxing authorities.

         (h) TBI shall be responsible for the payment of all state and local transfer, sales, use or other similar taxes, if any, resulting from the transactions contemplated by this Agreement.

         9.6 Closing and Post-Closing Adjustments. As soon as practicable after the Closing, TBI shall pay to KNE an amount in cash sufficient to (i) compensate KNE for one-half of the direct salary cost paid by KNE for employees and independent contractors performing services for KNPC during the month of January, 1996, and (ii) compensate KNE for any other costs incurred by it in the ordinary course of KNPC's business for the month of January, 1996. Within fourteen (14) days following the Closing, KNE shall calculate and furnish to TBI the amount that will need to be paid by it or received by it to cause KNPC's working capital, deferred credits and deferred charges as of December 31, 1995 to have a zero balance. If a payment to KNPC by KNE is needed to cause such items to have a zero balance, KNE shall make such payment when it delivers such calculation to TBI. If a payment by KNPC to KNE is needed to cause such items to have a zero balance, KNPC shall make such payment to KNE.

On or before April 1, 1996, TBI shall provide KNE with a schedule (the "Adjustment Schedule") of post-closing adjustments (with appropriate supporting documentation) which shall, in TBI's opinion be necessary to correct for any discrepancy made by KNE in determining KNPC's working capital, deferred credits and deferred charges as of December 31, 1995 and bringing the balance of such items to zero. KNE shall have fifteen (15) days following receipt of the Adjustment Schedule from TBI in which to question the adjustments proposed by TBI. To the extent such proposed adjustments are not questioned by KNE, they shall be paid by the party owing the same within five (5) days following the expiration of such fifteen (15) day period. To the extent KNE questions any adjustment proposed by TBI, representatives of the parties shall make a good faith effort to agree on such proposed adjustments within fifteen (15) days of receipt by TBI of KNE's written objections to the adjustments proposed by TBI (with appropriate supporting documentation). If the parties do not agree on any of the proposed adjustments within such fifteen (15) day period, either party may seek resolution of their dispute through binding arbitration to be conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon written demand of either party, the parties shall meet and attempt to appoint a single arbitrator. If the parties fail to name an arbitrator within ten (10) days from such demand, then the arbitrator shall be selected by the American Arbitration Association from the panels of arbitrators of the American Arbitration Association. The arbitrator selected to act hereunder shall be qualified by education and training to pass upon the particular question in dispute and shall make a decision on the dispute within thirty (30) days after his appointment, subject to any reasonable delay due to unforseen circumstances. The compensation and expenses of the single arbitrator shall be borne equally by the parties. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Notwithstanding the foregoing, no post-closing adjustments shall be made unless the aggregate of all such adjustments to correct for any discrepancy made by KNE in determining KNPC's working capital, deferred credits and deferred charges as of December 31, 1995 and bringing the balance of such items to zero exceed $200,000, whereupon the adjustments shall be inclusive of such $200,000 amount.

                              X.  INDEMNIFICATION

         10.1 Indemnification of TBI. KNE hereby covenants and agrees to indemnify and hold harmless TBI and each subsidiary and each of their respective officers and directors (the "TBI Affiliates"), and their respective successors and assigns, at all times from and after the date of Closing against and in respect of the following (collectively the "Claims"):

                 (a) all liabilities of KNPC of any nature, whether accrued, absolute, contingent or otherwise, which existed as of December 31, 1995, or arose out of the conduct of any business, the ownership or use of any property, or the existence or occurrence of any events, condition or set of facts, at or prior to December 31, 1995, and which were not adequately provided for or reflected in the October 31, 1995 financial statements delivered pursuant to Section 3.3 of this Agreement, or incurred in the ordinary course of business subsequent to October 31, 1995 or otherwise disclosed to TBI pursuant to this Agreement, including, but not limited to, any liabilities for federal, state or local taxes for any year or period and including, specifically, any damage or loss resulting to KNPC as a result of the fire that occurred on or about January 6, 1996 in connection with KNPC's Wolf Creek Property (the "Wolf Creek Fire");

                 (b)      any damage or loss resulting from any
misrepresentation, breach of representation or warranty or non-fulfillment of any agreement or covenant on the part of KNPC or KNE under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or documents furnished or to be furnished by KNPC or KNE hereunder; and

                 (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 10.1.

         10.2 Indemnification of KNE. TBI hereby covenants and agrees to indemnify and hold harmless KNE and each subsidiary and each of their respective officers and directors (the "KNE Affiliates"), and their respective successors and assigns, at all times from and after the date of Closing against and in respect of the following (collectively the "Claims"):

         (a) all liabilities of KNPC of any nature, whether accrued, absolute, contingent or otherwise, which arise out of the conduct of any business, the ownership or use of any property, or the existence or occurrence of any events, condition or set of facts, on or after January 1, 1996, including, but not limited to, any liabilities for federal, state or local taxes for any year or period;

         (b) any damage or loss resulting from any misrepresentation, breach of representation or warranty or non-fulfillment of any agreement or covenant on the part of TBI or TBI ACQUISITION under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or documents furnished or to be furnished by TBI or TBI ACQUISITION hereunder; and

         (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 10.2.

         10.3 Threshold Amounts. Notwithstanding anything to the contrary herein, the parties agree that no indemnification obligation (other than that arising as a result of the Wolf Creek Fire) shall arise under the terms of this Agreement unless and until the aggregate value of all such indemnification obligations is equal to or greater than $2,000,000, whereupon the obligation to indemnify shall include the full amount of such liability or claim. The full amount of any liability or loss to KNPC arising out of the Wolf Creek Fire shall be borne by KNE.

         10.4 Survival of Indemnity. The agreements to indemnify set forth in Section 10.1 and 10.2 above shall survive the Closing and shall be fully enforceable in law or in equity against the party responsible for indemnification (the "Indemnifying Party") if written notice of the amount for which the indemnification is sought is given to the Indemnifying Party within fifteen (15) months following the Closing Date, except for losses involving tax matters which shall survive for the applicable period of limitations (the "Indemnity Period").

         10.5 Notice and Defense. The party (KNE or TBI) seeking indemnification under the terms of this Article X (the "Indemnified Party") shall notify the Indemnifying Party of any Claim whether or not resulting from action by a third party or parties, which gives rise to indemnification hereunder. Notice of such Claim must be given during the Indemnity Period. Upon receipt of a notice of Claim, with respect to third party actions, the Indemnifying Party shall have, at its election, the right, but not the obligation, to compromise or defend any such matter at its sole cost and expense through counsel chosen by the Indemnifying Party and approved by the Indemnified Party; provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party's interests and the Indemnified Party shall in all events have a right to veto any such compromise or defense which is unreasonable or which would jeopardize in any material respect any assets or business of the Indemnified Party or any Affiliates of the Indemnified Party or increase the potential liability of, or create a new liability for, the Indemnified Party or any Affiliates of the Indemnified Party and, provided further that the Indemnifying Party shall in all events indemnify the Indemnified Party and its Affiliates against any damage resulting from the manner in which such matter is compromised or defended, including any failure to pay any Claim while such litigation is pending. If the Indemnifying Party does undertake to compromise or defend, the Indemnifying Party shall notify the Indemnified Party of its intention to do so. Each party agrees in all cases to cooperate with the party assuming the primary defense of any Claim and its or his counsel in the compromise of or defense of any Claim. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its or his own cost and expense, of advisory counsel of its or his own choosing.

         10.6 Limitation on Indemnity Obligation. KNE's obligation to indemnify TBI under this Article X shall not exceed $20,000,000.00, in the aggregate.

                                 XI.  SURVIVAL

         Except for the matters expressly provided to survive the Closing in
Article IX of this Agreement, the representations, warranties and agreements made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of KNE and TBI set forth in Article X hereof, shall survive the Closing under this Agreement only for a period of fifteen (15) months following Closing, without limitation regardless of any investigation made by the party seeking indemnification under Article X.

                           XII.  BROKERS AND ADVISORS

         Except with respect to the engagement of Petrie, Parkman & Co., who is acting as financial advisor for KNE in connection with the transactions contemplated by this Agreement, whose fees and expenses KNE hereby agrees to be fully responsible for, and except with respect to the engagement of Schroder Wertheim & Co., who is acting as financial advisor for TBI in connection with the transactions contemplated by this Agreement, whose fees and expenses TBI hereby agrees to be fully responsible for. KNPC and KNE on the one hand, and TBI and TBI ACQUISITION, on the other hand, represent and warrant to each other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsel, without the intervention of any person as a result of any action by them in such a manner as to give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment, and each agree to indemnify the other against any such liability arising from or through it.

                            XIII.  FEES AND EXPENSES

         Each party to this Agreement shall bear its own expenses relating hereto, including fees and disbursements of its counsel and accountants, except that KNE shall pay all such fees and expenses of KNPC incurred prior to Closing.

                                  XIV.  NOTICE

         All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and,

                 (a)      if to TBI or TBI ACQUISITION, shall be addressed to:

                                 Tom Brown, Inc.
                                 P. O. Box 2608
                                 Midland, Texas  79702
                                 Attention: Mr. Donald L. Evans,
                                 Chairman of the Board
                                 Telephone:  (915) 682-9715
                                 Telecopy:   (915) 682-9171
                          with a copy to:

                                 Lynch, Chappell & Alsup
                                 300 N. Marienfeld, Suite 700
                                 Midland, Texas 79701
                                 Attn:  Mr. James M. Alsup
                                 Telephone:  (915) 683-3351
                                 Telecopy:   (915) 683-2587

                 (b)      if to KNPC, shall be addressed to:

                                 K N Production Company
                                 P. O. Box 281304
                                 Lakewood, Colorado 80228-8304
                                 Attention:  Mr. Geoff Solich
                                 Telephone:  (303) 980-9340
                                 Telecopy:   (303) 989-0823

                          and if to KNE, shall be addressed to:

                                 K N Energy, Inc.
                                 P. O. Box 281304
                                 Lakewood, Colorado 80228-8304
                                 Attention:  Mr. Geoff Solich
                                 Telephone:  (303) 989-1740
                                 Telecopy:  (303) 763-3115

                          with a copy to:

                                 Vinson & Elkins
                                 2300 First City Tower
                                 1001 Fannin Street
                                 Houston, Texas 77002-6760
                                 Attention:  Mr. William G. Lee
                                 Telephone: (713) 758-2180
                                 Telecopy:   (713) 758-2346

         All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or delivered personally or by telecopy and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the others.

                                XV.  TERMINATION

         This Agreement may be terminated and the transactions contemplated hereby abandoned as provided in this Article XV, by notice given by the terminating party to the non-terminating parties containing the certificate of the terminating party's Secretary to the effect that the Board of Directors of the terminating party has authorized the giving of such notice, under any of the following circumstances:

                 (a)  Mutual Agreement.  By mutual agreement of KNE and TBI;

                 (b) Lapse of Time. At the option of KNE or TBI if the Closing has not occurred on or before February 29, 1996 (the "Outside Date") unless that date has been extended by mutual agreement of TBI and KNE in which case the date to which the Outside Date has been extended shall be the Outside Date;

                 (c) KNPC or KNE's Failure to Perform. At the option of TBI, prior to the Closing pursuant to this Agreement, if (i) there shall have been a breach of any representation or warranty on the part of KNPC, or (ii) there shall have been a breach of any covenant or agreement on the part of KNPC or KNE, which shall not have been cured prior to the earlier of (a) ten days following notice of such breach, and (b) two business days prior to the Outside Date;

                 (d) TBI's Failure to Perform. At the option of KNE, prior to the Closing pursuant to this Agreement, if (i) there shall have been a breach of any representation or warranty on the part of TBI or (ii) there shall have been a breach of any covenant or agreement on the part of TBI which shall not have been cured prior to the earlier of (a) ten days following notice of such breach, and (b) two business days prior to the Outside Date.

                             XVI.  ENTIRE AGREEMENT

         This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

                                 XVII.  GENERAL

         The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This

Agreement shall inure to he benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, TBI, TBI ACQUISITION, KNPC and KNE have caused this Agreement to be duly executed as of the date first above written.

                                TOM BROWN, INC.


                                By:  /s/ Peter R. Scherer
                                   -----------------------------------------
                                Name:    Peter R. Scherer
                                Title:   Executive Vice President


                                TBI ACQUISITION, INC.


                                By:  /s/ Peter R. Scherer
                                   -----------------------------------------
                                Name:    Peter R. Scherer
                                Title:   Executive Vice President


                                K N PRODUCTION COMPANY


                                By:  /s/ George M. Simmons
                                   -----------------------------------------
                                Name:    George M. Simmons
                                Title:   President and Chief
                                           Operating Officer


                                K N ENERGY, INC.


                                By:  /s/ H. Rickey Wells
                                   -----------------------------------------
                                Name:    H. Rickey Wells
                                Title:   Vice President - Operations